Arthur H. Aufses III  Monica C. Lord                       Arthur B.Kramer
Thomas D. Balliett    Richard Marlin                       Maurice N.Nessen
Jay G. Baris          Thomas Moers Mayer                   Founding Partners
Philip Bentley        Thomas E. Molner                        Retired
Barry H. Berke        Thomas H. Moreland                      -------
Saul Burian           Ellen R. Nadler                      Peter Abruzzese
Nicholas Coch         Gary P. Naftalis                     Martin Balsam
Thomas E. Constance   Michael J. Nassau                    Joshua M. Berman
John E. Daniel        Michael S. Nelson                    Jules Buchwals
Michael J. Dell       Jay A. Neveloff                      S. Elliott Cohan
Abbe L. Dienstag      Michael S. Oberman                   Rudolph de Winter
Kenneth H. Eckstein   Peter J. O'Rourke                    Arthur D. Emil
Charlotte M. Fischman Paul S. Pearlman                     Maria T. Jones
David S. Frankel      Susan J. Penry-Williams              Sherwin Kamin
Marvin E. Frankel     Bruce Rabb                           Andrew J.Maloney
Alan R. Friedman      Allan E. Reznick                     George M.Murphy
Carl Frischling       Donald L. Rhoads                     Maxwell M. Rabb
Mark J. Headley       Scott S. Rosenblum                       Counsel
Robert M. Heller      Michele D. Ross                           _____
Gregory A. Horowitz   Howard J. Rothman
Philip S. Kaufman     Mark B. Segall                       M. FrancesBuchinsky
Peter S. Kolevzon     Judith Singer                        Jeffrey W.Davis
Kenneth P. Kopelman   Peter G. Smith                       Marilyn Feuer
Michael Paul Korotkin Howard A. Sobel                      Ronald S. Greenberg
Shari K. Krouner      Jeffrey S. Trachtman                 Robert T. Schmidt
Kevin B. Leblang      Neil R. Tucker                       Helayne O.Stoopack
David P. Levin        Jonathan M. Wagner
Ezra G. Levin         Harold P. Weinberger                 Special Counsel
Randy Lipsitz         Alan S. Wilmit                            _____
Larry M. Loeb         E. Lisk Wyckoff, Jr.

                       Kramer Levin Naftalis & Frankel LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852


                                                               (212) 715 - 9100
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                                                                   ---------

                                                         WRITER'S DIRECT NUMBER

                                                                 (212) 715-9512

                                              October 15, 1999


The Victory Portfolios
127 Public Square
Cleveland, OH 44114



               Re: The Victory Portfolios - Post-Effective Amendment No. 54 to Registration Statement on Form N-1A


Ladies and Gentlemen:


          We have acted as counsel for The Victory Portfolios, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated December 6, 1995, as amended through the date hereof (as so amended, the "Governing Instrument"). You have asked our opinion concerning certain matters relating to the insuance of Shares of Class G of each Fund (as such terms are defined below).

          In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the office of the Secretary of State of the State of Delaware (the "Recording Office") on December 21, 1995 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust and resolutions dated October 8, 1998 and August 17, 1999 relating to the establishment of each Fund and Class G of each Fund (such resolutions, together with the Governing Instrument and Bylaws of the Trust are referred to as the "Governing Documents"); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the "Predecessor Trust") by which the Trust adopted such Registration Statement and the Predecessor Trust's Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; a certification of good standing of the Trust obtained as of a recent date from the Recording Office; and the Registration Statement (including all Post-Effective Amendments and exhibits thereto). In such examinations, we have assumed the genuiness of all signatures, the conformity of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

          Based on and subject to the foregoing, it is our opinion that:

          1. The Trust is a business trust duly created and validly existing in good standing under the laws of the State of Delaware. Each of the following funds of the Trust (each a "Fund" and collectively, the "Funds") and each class of each Fund referenced herein (each a "Class") is a validly existing Series or Class thereof, as applicable, of the Trust: Value Fund (Class G); Growth Fund (Class G); Special Value Fund (Class G); Balanced Fund (Class G); Convertible Securities Fund (Class G); Real Estate Investment Fund (Class G); Intermediate Income Fund (Class G); Investment Quality Bond Fund (Class G); National Municipal Bond Fund (Class G) and New York Tax-Free Fund (Class G).

          2. Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, the Registration Statement and all amendments thereto, and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

          This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent to this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statues or regulations or any court decisions which may hereafter occur.

          Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 54 to the Trust's Registration Statement.

          In addition, we consent to the incorporation by reference of: (1) our opinion and consent as to the legality of the securities being registered, filed on November 19, 1998 as an Exhibit to Post-Effective Amendment No. 44 (accession number 000922423-98-001315); and (2) our opinion and consent as to the legality of the Class G Shares of the Gradison Government Reserves Fund and the Established Value Fund, filed on April 1, 1999 as an Exhibit to Post-Effective Amendment No. 50 (accession number 0000922423-99-00490).

                                      Very truly yours,

                                      /s/ Kramer Levin Naftalis & Frankel LLP